AMENDMENT TO RIGHTS AGREEMENT

This AMENDMENT (“Amendment”), effective as of April 27, 2008 by and between Wm. Wrigley Jr. Company, a Delaware corporation (the “Company”), and ComputerShare Trust Company N.A. (as successor to EquiServe, L.P.) (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of June 1, 2001 (the “Rights Agreement”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Rights Agreement;

WHEREAS, the Company believes it is in the best interests of the Company and its stockholders to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated April 28, 2008, among Mars, Incorporated, a Delaware corporation (“Parent”), New Uno Holdings Corporation, a Delaware corporation,(“Holdings”), and New Uno Acquisition Corporation, a Delaware corporation (“Merger Sub”);

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing;

WHEREAS, pursuant to Section 26 (Supplements and Amendments) of the Rights Agreement, prior to the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates and the Company has so directed the Rights Agent to join this Amendment; and

WHEREAS, an officer of the Company has delivered to the Rights Agent a certificate as to the compliance of this Amendment with the terms of Section 26  (Supplements and Amendments) of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein and in the Rights Agreement, the parties hereto, intending to be legally bound, agree as follows:

Section 1.    Defined Terms.  Section 1 (Certain Definitions) of the Rights Agreement is hereby amended to add thereto the following paragraphs (ll), (mm), (nn), (oo), (pp)  and (qq) as follows:

“(ll) “Exempt Event” shall have the meaning set forth in the definition of “Acquiring Person.”

(mm) “Holdings” shall mean New Uno Holdings Corporation, a Delaware corporation.

(nn) “Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.

(oo) “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of April 27, 2008, by and among the Company, Parent, Holdings and Merger Sub, as it may be amended from time to time.

(pp) “Merger Sub” shall mean New Uno Acquisition Corporation, a Delaware corporation.

(qq) “Parent” shall mean Mars, Incorporated, a Delaware corporation.

Section 2.    Amendment to Definition of Acquiring Person.  The definition of “Acquiring Person” set forth in Section 1(a) (Certain Definitions) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither Parent, Holdings, Merger Sub nor any of their existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the public or other announcement of the Merger Agreement or the other transactions contemplated by the Merger Agreement or (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement (each of the events described in clauses (i), (ii) or (iii) an “Exempt Event”).”

Section 3.  Amendment to Section 3(a) of the Rights Agreement. Section 3(a) (Issuance of Rights Certificates) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither a Stock Acquisition Date nor a Distribution Date shall be deemed to have occurred solely as the result of an Exempt Event.”

Section 4.  Amendment to Definition of Expiration Date.  Section 7(a) (Exercise of Rights; Purchase Price; Expiration Date) of the Rights Agreement is amended by deleting the word “or” immediately preceding clause (ii), deleting the parenthetical “(the earlier of (i) and (ii) being herein referred to as the “Expiration Date”)” at the end of clause (ii) and adding the following at the end of clause (ii):

“and (iii) immediately prior to the Effective Time, as that term is defined in the Merger Agreement (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).

Section 5.  Amendment to Section 7(a) of the Rights Agreement.  Section 7(a) (Exercise of Rights; Purchase Price; Expiration Date) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to be an event that causes the Rights to become exercisable under the provisions of this Section 7 or otherwise.”

Section 6.  Amendment to Section 11(a)(ii) of the Rights Agreement. Section 11(a)(ii) (Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to constitute an event of the type described in this Section 11(a)(ii) or cause the Rights to be adjusted or become exercisable in accordance with this Section 11.”

Section 7.  Amendment to Section 12 of the Rights Agreement. Section 12 (Consolidation, Merger or Sale or Transfer of Assets Cash Flow or Earning Power) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to be an event of the type described in this Section 12 or cause the Rights to be adjusted or to become exercisable in accordance with this Section 12 or otherwise be subject to any restrictions contained in this Section 12.”

Section 8.  Amendment to Section 29 of the Rights Agreement. Section 29 (Benefits of this Agreement) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any registered holder of the Rights Certificates (and prior to any Distribution Date, the Common Stock or Class B Common Stock) any legal or equitable rights, remedy or claim under this Agreement in connection with any Exempt Event.”

Section 9.   Termination of Merger Agreement.  If for any reason the Merger Agreement is terminated, then this Amendment shall be of no further force and effect and the Rights Agreement shall remain exactly the same as it existed immediately prior to the effectiveness of this Amendment.  If for any reason the Merger Agreement is terminated, the Company shall notify the Rights Agent in accordance with Section 25 of the Rights Agreement.

Section 10.   Effectiveness.  This Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Merger Agreement.  Except as amended by this Amendment, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this Amendment.

Section 11.   Severability.  If any provision of this Amendment, or the application of such provision to any person or circumstance, shall be held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the provisions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 12.   Counterparts.  This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

Section 13.   Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

Section 14.  Descriptive Headings.  Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

Section 15.  Further Assurances.  Each of the parties to this Amendment shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Rights Agreement and the transactions contemplated hereunder and/or thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

WM. WRIGLEY JR. COMPANY

By:	/s/ Howard Malovany
Name:	Howard Malovany
Title:	Senior Vice President, Secretary and General Counsel

Countersigned: COMPUTERSHARE, N.A., as Rights Agent

By:	/s/ Stephen Cesso
Name:	Stephen Cesso
Title:	Secretary

[Amendment to Rights Agreement]